EXHIBIT 99.1

Arbinet Announces Fourth Quarter and Full Year 2006 Financial Results

NEW BRUNSWICK, N.J., February 15, 2007 - Arbinet-thexchange, Inc. (NASDAQ GM: ARBX) today reported financial results for the fourth quarter and full year ended December 31, 2006.

Fourth quarter 2006 fee revenues were $12.9 million, a 7.5% increase compared to $12.0 million in the fourth quarter 2005, and an increase of 9% compared to $11.8 million in the third quarter 2006. A total of 3.6 billion minutes were bought and sold on Arbinet's exchange in the fourth quarter 2006, a 23.3% increase compared to 2.92 billion minutes in the fourth quarter 2005, and a 19% increase compared to 3.03 billion in the third quarter 2006. Arbinet completed 420.3 million calls during the fourth quarter 2006, compared to 352.3 million calls in the fourth quarter 2005, and 369.8 million calls in the third quarter 2006.

Fourth quarter 2006 net loss was ($1.1) million or ($0.04) per diluted share, compared to net income of $4.7 million of $0.18 per diluted share in the fourth quarter 2005, and net income of $0.7 million or $0.03 per diluted share in the third quarter 2006. Fourth quarter operating results include $2.1 million of professional fees, including costs related to the independent review of the Company’s stock option activity and the previously-announced evaluation of strategic alternatives by a Special Committee of the Company's Board of Directors. The Company also experienced higher sales and marketing expenses to support its new product launches including an advertising and media campaign. In addition, the Company recorded an income tax charge of $1.5 million to increase the valuation allowance against the Company’s deferred tax assets.

Full year 2006 fee revenue was $47.9 million, a decrease of 2% from 2005 fee revenues of $48.8 million. A total of 12.59 billion minutes were bought and sold on Arbinet's exchange in 2006, up from 11.9 billion in 2005, representing a year over year increase of 5.8%. Arbinet completed 1.47 billion calls for the full year 2006, compared to 1.43 billion for the full year 2005. Full year 2006 net income was $211,685 or $0.01 per diluted share, compared to net income of $9.7 million or $0.38 per diluted share for the full year 2005.

Arbinet had a balance of cash and cash equivalents, including marketable securities, of $63.0 million as of December 31, 2006.

Curt Hockemeier, President and Chief Executive Officer of Arbinet, commented, “During 2006, we made steady progress in diversifying the Company’s revenue base. The growth initiatives are gaining traction, particularly our associate member program. We achieved 32% member growth in the fourth quarter alone and ended the year with 693 members. On a full year basis, our overall membership experienced the largest gain in Arbinet’s history. This member growth is supported by the positive market response to our new product offerings which we believe will increase liquidity in the exchange.”

“We remain confident in Arbinet’s existing products and continue to seek opportunities to expand our service offerings and leverage our core competencies and intellectual property. The December acquisition of Flowphonics, Ltd., recently re-branded as Broad Street Digital, represents our initial investment in the digital media space. This business, which offers a license management platform for intellectual property rights and digital content distribution, is just one of the growth initiatives we are undertaking in the digital goods market,” concluded Mr. Hockemeier.

Quarterly Conference Call

Arbinet will host a conference call to discuss its fourth quarter and full year 2006 results, among other matters, at 5:00 p.m. ET today. The dial-in number for the live audio call is (201) 689-8562. A live web cast of the conference call can be accessed through the Company's Investor Relations website at http://investor.arbinet.com. In addition, a replay of the call will be available from 8:00 p.m. on Thursday, February 15, 2007 through midnight ET on Thursday, March 1, 2007 at http://investor.arbinet.com and by telephone at (201) 612-7415. The account number to access the replay is 3055 and the conference ID is 227990.

About Arbinet

Arbinet solutions simplify the exchange of digital communications in a converging world. These include exchanges, a transaction management platform and managed services, which streamline performance and improve profitability for Members.

Arbinet's 900 voice and data Members, including the world's 10 largest international carriers, use Arbinet's Internet based electronic platforms to buy, sell, deliver and settle transactions valued at about $500 million in 2006. These Members include fixed, mobile and VoIP carriers, ISPs and content providers from more than 60 countries who exchange voice, data, content and value added services.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements about the Company's strategic and business plans. Various important risks and uncertainties may cause the Company's actual results to differ materially from the results indicated by these forward-looking statements, including, without limitation: the effects and outcomes of the Company’s exploration of strategic alternatives; the ability of the Company to integrate its acquisition of Flowphonics Ltd., whether any of the strategic alternatives will result in enhanced shareholder value; members (in particular, significant trading members) not trading on our exchange or utilizing our new and additional services (including Data on thexchange, DirectAxcessSM, PrivateExchangeSM, AssuredAxcessSM, and PeeringSolutionsSM); continued volatility in the volume and mix of trading activity (including the average call duration and the mix of geographic markets traded); our uncertain and long member enrollment cycle; the failure to manage our credit risk; failure to manage our growth; pricing pressure; investment in our management team and investments in our personnel; system failures, human error and security breaches which could cause the Company to lose members and expose it to liability; and the Company’s ability to obtain and enforce patent protection for our methods and technologies. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s Amendment No. 1 to its Annual Report on Form 10-K/A and other filings, which have been filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements; whether as a result of new information, future events or otherwise and such statements are current only as of the date they are made.

Contacts:

Jack Wynne Arbinet 1.732.509.9230 jwynne@arbinet.com	David Pasquale or Denise Roche The Ruth Group 1.646.536.7006 / 1.646-536-7008 dpasquale@theruthgroup.com / droche@theruthgroup.com

ARBINET - THEXCHANGE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	December 31,		September 30,
	2005	2006	2006

Trading revenues	$114,239,999	$135,662,766	$126,044,325
Fee revenues	12,015,679	12,880,147	11,797,308
Total revenues	126,255,678	148,542,913	137,841,633
Cost of trading revenues	114,335,393	135,705,262	126,110,336
	11,920,285	12,837,651	11,731,297
Costs and expenses
Operations and development	3,670,932	4,292,926	3,772,061
Sales and marketing	2,107,519	2,438,237	2,107,233
General and administrative	3,482,819	4,541,652	4,292,644
Depreciation and amortization	1,928,573	1,795,442	1,640,118
Restructuring costs and litigation settlements	(1,223,449)	-	-
Total costs and expenses	9,966,394	13,068,257	11,812,056

Income (loss) from operations	1,953,891	(230,606)	(80,759)

Interest income (expense), net	596,305	832,324	812,649
Other income (expense), net	(209,124)	103,346	143,506

Income before income taxes	2,341,072	705,064	875,396
Provision for income taxes (Income tax benefit)	(2,109,223)	1,797,868	216,900

Income (loss) from continuing operations	4,450,295	(1,092,804)	658,496
Discontinued operations:
Income from discontinued operations, net of income tax of $20,265 in 2005 and $4,477 in 2006	295,888	-	-
Net income (loss)	4,746,183	(1,092,804)	$658,496
Preferred stock dividends and accretion	-	-	-
Net income (loss) attributable to common stockholders	$4,746,183	$(1,092,804)	$658,496

Basic earnings (loss) per share:
Continuing operations	$0.18	$(0.04)	$0.03
Discontinued operations	$0.01	$-	$-
Net income (loss)	$0.19	$(0.04)	$0.03

Diluted earnings (loss) per share:
Continuing operations	$0.17	$(0.04)	$0.03
Discontinued operations	$0.01	$-	$-
Net income (loss)	$0.18	$(0.04)	$0.03
Pro Forma Diluted	N/A	N/A	N/A

Weighted average number of common shares:
Basic	24,722,542	25,280,864	25,314,733
Diluted	25,748,740	25,280,864	25,335,329
Pro Forma Diluted	N/A	N/A	N/A

ARBINET - THEXCHANGE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Months Ended December 31,
	2004	2005	2006
	(As Restated)	(As Restated)
Trading revenues	$475,231,245	$481,606,758	$495,115,357
Fee revenues	44,734,469	48,848,318	47,863,454
Total revenues	519,965,714	530,455,076	542,978,811
Cost of trading revenues	474,916,419	481,200,159	495,158,997
	45,049,295	49,254,917	47,819,814

Costs and expenses
Operations and development	13,614,019	14,644,978	15,882,656
Sales and marketing	5,673,789	7,660,434	8,288,441
General and administrative	9,344,634	12,867,570	18,018,497
Depreciation and amortization	9,266,416	8,864,950	6,953,797
Restructuring costs and litigation settlements	3,675,021	(2,673,449)	(93,000)
Total costs and expenses	41,573,879	41,364,483	49,050,391

Income (loss) from operations	3,475,416	7,890,434	(1,230,577)

Interest income (expense), net	(2,504,652)	1,432,708	3,023,311
Other income (expense), net	6,717,593	(1,242,477)	310,449

Income before income taxes	7,688,357	8,080,665	2,103,183
Provision for income taxes (Income tax benefit)	-	(1,298,062)	2,012,886

Income from continuing operations	7,688,357	9,378,727	90,297
Discontinued operations:
Income from discontinued operations, net of income tax of $20,265 in 2005 and $4,477 in 2006	-	295,888	121,388
Net income	7,688,357	9,674,615	211,685
Preferred stock dividends and accretion	(6,678,541)	-	-
Net income attributable to common stockholders	$1,009,816	$9,674,615	$211,685

Basic earnings per share:
Continuing operations	$0.30	$0.38	$-
Discontinued operations	$-	$0.01	$-
Net income	$0.30	$0.39	$0.01

Diluted earnings per share:
Continuing operations	$0.18	$0.36	$-
Discontinued operations	$-	$0.01	$-
Net income	$0.18	$0.38	$0.01
Pro Forma Diluted	$0.35	N/A	N/A

Weighted average number of common shares:
Basic	3,367,848	24,590,454	25,177,662
Diluted	5,630,964	25,777,740	25,549,119
Pro Forma Diluted	21,925,740	N/A	N/A

ARBINET - THEXCHANGE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of	As of
	December 31, 2005	December 31, 2006
Assets	(As Restated)
Current Assets:
Cash and cash equivalents	$40,364,777	$32,986,297
Marketable securities	23,230,913	30,050,675
Trade accounts receivable, net	26,914,477	34,809,187
Other current assets	1,461,118	1,966,324
Total current assets	91,971,285	99,812,483

Property and equipment, net	21,775,895	23,827,804
Other long-term assets	8,015,078	8,881,690
Total Assets	$121,762,258	$132,521,977

Liabilities & Stockholders' Equity
Current Liabilities:
Short-term debt obligations	$3,860,145	$8,747,863
Accounts payable	13,785,594	19,944,782
Deferred revenue	3,967,970	3,219,914
Accrued expenses and other current liabilities	10,297,974	9,818,757
Total current liabilities	31,911,683	41,731,316

Other long-term liabilities	4,080,489	3,259,799
Total Liabilities	35,992,172	44,991,115

Stockholders' Equity	85,770,086	87,530,862
Total Liabilities & Stockholders' Equity	$121,762,258	$132,521,977

ARBINET - THEXCHANGE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
	2004	2005	2006
	(As Restated)	(As Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,688,357	$9,674,615	$211,685
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,266,416	8,864,950	6,953,797
Amortization of deferred compensation	71,135	541,190	-
Stock-based compensation expense	176,285	1,076,883	934,505
Gain on discontinued operations	-	(295,888)	(121,388)
Non-cash interest on redeemable preferred stock	1,610,574	(1,542,125)	-
Gain on redemption of Series B/B-1	(7,223,766)	-	-
Common stock issued for litigation settlement	2,350,000	-	-
Foreign currency exchange (gain) loss	(577,872)	471,143	(1,012,689)
Changes in operating assets and liabilities:
Trade accounts receivable, net	(8,220,662)	398,462	(7,967,533)
Other assets	(738,206)	2,165,557	788,243
Accounts payable	4,685,188	(1,907,930)	6,049,282
Deferred revenue, accrued expenses and other current liabilities	3,476,407	1,630,158	(1,404,369)
Other long-term liabilities	(985,434)	(2,300,416)	(585,335)
Net cash provided by operating activities	11,578,422	18,776,599	3,846,198

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of certain assets of Band-X	(4,266,528)	-	-
Acquisition of certain intangible assets of Summit	-	(1,100,000)	-
Acquisition of Flowphonics Limited, net of cash acquired	-	-	(1,559,026)
Purchases of property and equipment	(10,639,266)	(5,946,056)	(8,069,877)
Purchases of marketable securities	-	(53,905,377)	(57,409,019)
Proceeds from sales and maturities of marketable securities	-	30,648,000	50,619,000
Net cash used in investing activities	(14,905,794)	(30,303,433)	(16,418,922)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of indebtedness, net	(11,255,938)	(765,658)	(820,587)
Advances from Silicon Valley Bank	-	2,082,923	4,998,986
Redemption of Series B and Series B-1 preferred stock	(15,224,898)	-	-
Issuance of common stock, net of costs	68,283,161	209,541	151,034
Purchase of treasury shares	-	-	(238,610)
Loans made to stockholders, net of repayments	151,723	-	-
Net payments on obligations under capital leases	(2,782,006)	(1,846,501)	(95,018)
Net cash provided by (used in) financing activities	39,172,042	(319,695)	3,995,805

Effect of foreign exchange rate changes on cash	540,745	(1,321,354)	1,198,439

Net increase (decrease) in cash and cash equivalents	36,385,415	(13,167,883)	(7,378,480)

Cash and cash equivalents, beginning of period	17,147,245	53,532,660	40,364,777

Cash and cash equivalents, end of period	$53,532,660	$40,364,777	$32,986,297